Exhibit 24

				  POWER OF ATTORNEY

	David R. Ramsay
has signed certain of these documents
as an Authorized Signatory.  Note
that copies of the applicable
Statement Appointing Designated Filer and
Authorized Signatories
are on file wtih the appropriate agencies.